EXHIBIT 21


                        SUBSIDIARIES OF BANTA CORPORATION

                                      OWNERSHIP BY              STATE OR
                                   BANTA CORPORATION        JURISDICTION OF
                                     OR ONE OF IT'S          INCORPORATION
   LIST OF SUBSIDIARIES               SUBSIDIARIES          OR ORGANIZATION

   ATC Acquisition Corp.                  100%                 Wisconsin
   Banta Direct Marketing, Inc.           100%                 Minnesota
   Banta Europe Corp.                     100%                  Ireland
   Banta Security Printing, Inc.          100%                 Wisconsin
   Banta Software Services
    International, Inc.                   100%                 Minnesota
   Banta Ventures, Inc.                   100%                 Wisconsin
   B.G. Turnkey Services, Inc.            100%                  Delaware
   B.G. Turnkey Services Limited          100%                  Ireland
   B.G. Turnkey Services
    Netherlands B.V.                      100%              The Netherlands
   B.G. Turnkey Services
    Scotland Limited                      100%                  Scotland
   Danbury Printing & Litho, Inc.         100%                 Minnesota
   Dimensional Neon, Inc.                 100%                 Wisconsin
   The DI Group, Inc.                     100%               Massachusetts
   KCS Industries Inc.                    100%                 Wisconsin
   KnowledgeSet Corporation               100%                 California
   Ling Products, Inc.                    100%                 Wisconsin
   New Frontiers Information
    Corporation                           100%               Massachusetts
   One Pass Network, Inc.                 100%                 California
   United Graphics Inc.                   100%                 Washington
   Wrapper, Inc.                          100%                 Wisconsin